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                                                                   EXHIBIT 10.14


                         CORPORATE DEVELOPMENT AGREEMENT
                                     BETWEEN
                   GLOBAL INTEGRATED BUSINESS SOLUTIONS, INC.
                                        &
                DELTA INTERNATIONAL MINING AND EXPLORATION, INC.

        THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into August 9, 2002 between GLOBAL INTEGRATED BUSINESS SOLUTIONS, INC. ("GLOBAL") and DELTA INTERNATIONAL MINING AND EXPLORATION, INC. ("DELTA").

        WHEREAS, DELTA desires to retain GLOBAL to provide various consulting and financial services for the benefit of DELTA that shall be completed on a best efforts basis, including but not limited to; advice on SB-2 registration and strategic positioning.

        In consideration of the mutual covenants and agreements herein, DELTA and GLOBAL agree as follows. DELTA desires to retain the services of GLOBAL as an independent consultant and GLOBAL desires to be retained in that capacity upon the terms and conditions herein set forth, the receipt and sufficiency of which are hereby acknowledged.

1)      REPRESENTATIONS

        a. DELTA will provide all reasonable and relevant documentation and information.

        b. GLOBAL does not assume any responsibility for the accuracy, completeness or integrity of the information provided to GLOBAL by DELTA.

2)      EXPENSES & COMPENSATION

        a. GLOBAL will receive a retainer of six thousand (6,000) dollars per month payable on the first of each month for a ninety (90) day period;

        b. DELTA shall pay all future expenses for services provided in connection with GLOBAL's efforts. These expenses are to be mutually agreed upon in advance of incurrence by GLOBAL and DELTA. These expenses are estimated to be no more than ten thousand (10,000) dollars in the ninety (90) day period;

3)      CURRENCY

        All dollar amounts discussed herein are in U.S. funds.

4)      DISCLOSURE AND NON-CIRCUMVENTION

        In consideration of the confidential nature of the business of DELTA and GLOBAL, the respective companies agree not to disclose or otherwise reveal to any third party any information pertaining to either DELTA or GLOBAL'S clients without prior written permission, except as may be required by law.

5)      NATURE OF RELATIONSHIP

        It is understood and acknowledged by the parties that GLOBAL is being retained by DELTA in an independent capacity and that GLOBAL is not authorized to enter into any agreement or incur any obligation on behalf of DELTA.



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6)      ARBITRATION

        If a dispute should arise under any of the terms of the Agreement, both parties agree to submit the matter to binding arbitration according to the rules of the American Arbitration Association. A request by either party for arbitration shall be binding on the other. The arbitration shall be held in New York.

7)      WAIVER AND MODIFICATION

        Any waiver, alteration or modification of any covenant of the Agreement must be agreed to in writing by the parties heretofore. In the event the parties to the Agreement consent to waive such covenant, waiver shall not affect any other covenant with respect to the Agreement

8)      ENTIRE AGREEMENT

        The Agreement constitutes and embodies the entire understanding and agreement of the parties and shall supersede and replace all prior understandings, agreements, and negotiations between the parties.

9)      TERM

        The term of this Agreement shall be for ninety (90) days and shall automatically renew for a following ninety (90) days unless terminated earlier as per the termination clause contained herein.

10)     TERMINATION

        DELTA may at any time terminate the Agreement by written notice to GLOBAL. GLOBAL shall be entitled to all monies to the extent earned as of the termination date and not paid under the terms of the Agreement and shall be paid within 30 days of the termination of the Agreement.

        IN WITNESS WHERETO, the parties herein have duly executed and delivered this agreement as of the day and year noted in the Agreement.

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
GLOBAL BUSINESS INTEGRATED SOLUTIONS, INC.           DELTA INTERNATIONAL MINING AND EXPLORATION, INC.



/s/ George Garcy                                     /s/ Gary Boyd
------------------------------------------           -------------------------------------------------
George Garcy                                         Gary Boyd, President
Global Business Integrated Solutions, Inc.           Delta International Mining and Exploration, Inc.
125 Maiden Lane                                      7950 E. Acoma Drive, Suite 211
New York, New York 10038                             Scottsdale, Arizona 85260
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